Exhibit 16.1 Letter on change of certifying accountant

August 2, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC was previously principal accountant for Realgold International, Inc. and reported on the financial statements of the Company for the years ended December 31,

2011 and 2010.  On or about August 1, 2012, we changed our accounting practice from Child, Van Wagoner & Bradshaw, PLLC to Anderson

Bradshaw PLLC. We have read the Company's statements included under Item 4.01 of its Form 8-K dated August 2, 2012, and agree with such statements.

Very truly yours,

Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net